Exhibit 10.8

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT dated as of the 4th day of January, 2000, by and between BUCKHEAD AMERICA CORPORATION ("Company"), a Delaware corporation, and RONALD L. DEVINE ("Executive"),

                                W I T N E S E T H

     WHEREAS, Company and Executive entered into that certain Employment Agreement dated May 1, 1997 ("Agreement") providing for employment of Executive by the Company; and

     WHEREAS, Company and Executive desire to enter into this Amendment for the purpose of evidencing their mutual understanding and agreement regarding the extension of the term of Executive's employment by the Company and certain other matters relating to such employment as set forth herein below.

     NOW, THEREFORE, for and in consideration of the mutual premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Executive, intending to be legally bound, agree as follows:

     1. Defined Terms. All terms used herein and denoted by their initial capitalization shall have the meanings set forth in the Agreement unless set forth herein to the contrary.

     2.   Extension of  Employment  Term.  The term of  employment  described at
          Section 4 of the Agreement shall be extended to May 1, 2003.

     3. Definition of "Change of Control". The definition of "Change of Control" set forth at Section 1(e) of the Agreement shall be deleted in its entirety, and the following definition shall apply:

          "Change of Control" means (i) the acquisition by any person, entity or group within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 ("34 Act"), excluding for this purpose the Company, its parent and its subsidiaries, of beneficial ownership (within the meaning of Rule 13(d)-3 promulgated under the 34 Act) of more than 51 percent of either the then outstanding shares of common stock of the Company or of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or (ii) the individuals who, as of the date hereof, constitute the Board of Directors ("Incumbent Board") cease for any reason to constitute a majority of the Board of Directors (provided that individuals becoming a director hereafter who are nominated or who are elected by the Incumbent Board shall be considered as though such individuals are members of the Incumbent Board); or (iii) the merger, consolidation or reorganization, which results in the shareholders of the Company prior to the merger, consolidation or reorganization, holding after the merger, consolidation, or reorganization less than 51 percent of the combined voting power entitled to vote generally in the election of directors of the merged, consolidated, or reorganized corporation.

     4. Definition of "Restricted Period". The definition of "Restricted Period" set forth at Section 1(k) of the Agreement shall be deleted in its entirety, and the following definition shall apply:

          "Restricted Period" means the period of time that begins on the date hereof and extends for the period of employment of the Executive by the Company hereunder and for a period of twenty-four (24) months following the termination of such employment for any reason whatsoever.

     5. Continued Validity. Except as specifically amended by this Amendment as herein above provided, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

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     IN WITNESS  WHEREOF,  the parties  have set their  hands and affixed  their seals to this Amendment to be effective as of the day and year first above written.

COMPANY:                                EXECUTIVE:

Buckhead America Corporation


By:    /s/ Douglas C. Collins           /s/ Ronald L. Devine
       ------------------------         ----------------------
Title: CEO                              Ronald L. Devine